SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2002

ILLINI CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	0-13343	37-1135429
(State of other jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification No.)

3200 W. Iles Avenue, Springfield, Illinois  62707

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (217) 787-5111

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events.

The shareholders of Illini Corporation (“Illini”), at a special meeting held for that purpose, have approved certain amendments to the Articles of Incorporation of Illini.  The approved amendments include the:

•              elimination of preemptive rights of shareholders;

•              elimination of cumulative voting for the election of directors;

•              increase of the number of authorized shares of common stock to 45,000,000 shares and the reduction of the par value of common shares from $10 per share to $.01 per share;

•              authorization of 10,000,000 shares of preferred stock, par value $.01 per share;

•              reduction of the vote required, pursuant to Sections 11.20 (b) and 11.60(e) of The Business Corporation Act of 1983, to approve a merger or sale transaction from approval by two-thirds of the issued and outstanding shares of common stock to approval by a majority of the issued and outstanding shares of common stock.

At the special meeting, the shareholders of Illini also approved the adoption of a qualified incentive stock option plan for executive employees of Illini and a non-qualified incentive stock option plan for directors of Illini.

Item 7.  Financial Statements and Exhibits

(c)                                  The following exhibit is filed as part of this current report on Form 8-K:

Exhibit Number	Description

99	Press release dated April 2, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINI CORPORATION

By:	/s/ Burnard K. McHone
Burnard K. McHone, President

Date:	April 3, 2002